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                                                                 EXHIBIT 10.18

                   INVESTMENT BANKING COMPENSATION AGREEMENT

THIS INVESTMENT BANKING COMPENSATION AGREEMENT is entered into by and between Greg Plunkett, Inc., a California corporation ("Plunkett") and Greg Plunkett ("Greg") on the one hand and Randy Haag ("Haag") and Steve Jasmanian on the other effective as of March 7, 1995.

                                    RECITALS

          A. Haag and Jasmanian have acted as finders of financing for Plunkett and have been successful in helping to locate significant sums of monies for Plunkett.

          B. Haag and Plunkett entered into a Finders Agreement in December, 1994, which provided for certain compensation payable to Haag for his financing efforts on behalf of Plunkett.

          C. Haag and Plunkett desire to ratify and confirm this compensation and certain other agreements and rights earned and to be granted to Haag and Jasmanian by Plunkett.

                                   AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereby agree as follows:

          1. Right of First Refusal. Plunkett hereby grants to Haag and Jasmanian the right of first refusal to purchase that portion of all new securities issued by Plunkett (the "New Securities" as defined below) within three years after the date hereof (the date hereof referred to as the "Closing") as the number of shares owned and/or purchaseable under options, warrants or other rights held by Haag and Jasmanian on the date that each receives the "Offer" (as defined below) bears to the total number of shares of Plunkett issued and outstanding on the date of the Offer on the following terms and conditions (the "Preemptive Rights"):

              a. Definition. "New Securities" shall mean any capital stock of Plunkett issued after the Closing, whether now authorized or not, and rights, options, or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said common stock or preferred stock of Plunkett issued after the Closing; provided, however, that "New Securities" shall not include (i) up to 2,000,000 new options and the shares issuable thereunder to employees and consultants of Plunkett (including investment bankers) under any employee benefit plan at exercise prices no less that fair market value on date of grant (adjusted appropriately for stock splits, combinations and the like), or (ii) any shares issued by Plunkett in connection with a Form S-1 or Form S-3 (or any successor in interest form) public registration of such shares, whereby in connection with such registration Plunkett is included on the NASDAQ National Market System or a national stock exchange and which is declared effective by the Securities and Exchange Commission.
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          b.   EXERCISE OF RIGHT. If Plunkett intends to issue New Securities after the Closing, it shall give Haag and Jasmanian written notice of its intention, describing the type of New Securities, the price, and the terms upon which Plunkett proposes to issue the same (the "Offer"). With respect to any New Securities proposed to be issued for assets or property other than cash, the price set forth in the notice shall be based upon the fair market value of such assets or property as determined by the Board of Directors of Plunkett in its reasonable good faith judgment. Haag and Jasmanian shall have thirty (30) days from the effective date of such notice to agree to purchase its portion of the New Securities for the cash equivalent price and upon the other general terms specified in the Offer by giving written notice to Plunkett and stating therein the quantity of New Securities to be purchased, accompanied by the cash equivalent purchase price as set forth in the Offer.

          c. FAILURE TO EXERCISE. If Haag or Jasmanian fail to notify Plunkett during such thirty (30) day notice period of their respective election to exercise his respective Preemptive Rights, such respective right to participate in such Offer will terminate. If Plunkett fails to sell the New Securities on the terms set forth in the Offer within ninety (90) days after the termination of such thirty (30) day notice period, it must once again comply with the Preemptive Rights.

     2. WARRANT CONSIDERATION. In partial consideration of Haag's and Jasmanian's financing efforts on behalf of Plunkett in raising $925,000 (the "Financing"), Plunkett hereby issues an aggregate of 1,300,000 three-year warrants with an exercise price of $0.10 per share in the respective amounts of 625,000, 625,000 and 50,000 warrants to Randolph Haag, Michael J. Staskus and Thomas O'Stasic, Sr., respectively, in the form attached hereto as Exhibit A (the "Warrant Agreement"). Upon such issuance, each of the above individuals shall acknowledge that no further warrants shall be issued as compensation for the Financing.

     3. GOING PUBLIC.

          a. REPORTING ISSUER. Plunkett agrees to use its best efforts to commence on, or before, August 31, 1995, efforts to become a "reporting issuer" under the Securities Exchange Act of 1934, and in any event shall file a Form 10 with the Securities and Exchange Commission on, or before, December 31, 1995, if it has not become a "reporting issuer" prior to such date whether by registration or through a merger with a publicly traded "reporting issuer" company.

          b. DEMAND REGISTRATION RIGHTS. Upon the written request from Haag at any time after the earlier to occur of (A) six months after Plunkett's first registered underwritten offering to the general public of its securities for its own account or (B) March 7, 1996, that Plunkett effect a registration with respect to (i) all or any portion of the securities issued pursuant to the Financing, (ii) the shares issuable under any Warrant Agreements and/or (iii) any securities purchased by Haag or Jasmanian pursuant to the Right of First Refusal set forth in Section 1 above (collectively, the "Registrable Securities"), Plunkett will:

               i. Promptly give written notice of the proposed registration to all persons holding Registrable Securities; and
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               ii. as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion or such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any person or persons joining in such request as is specified in a written request given within thirty (30) days after receipt of such written notice from Plunkett; provided that Plunkett shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant hereto:

                    x) in any particular jurisdiction in which Plunkett would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless Plunkett is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    y) if the holders of the Registrable Securities propose to sell a number of shares of Registrable Securities at an aggregate proposed offering price to the public of less than $1,000,000;

                    z) if Plunkett has previously undertaken at least two registrations pursuant hereto.

     Subject to the foregoing clauses, Plunkett shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request from Haag.

     4. Expense Reimbursement. Upon submission by Haag of reasonable documentation, Plunkett shall reimburse Haag for up to $5,000 of costs and expenses incurred by Haag or others in connection with a European financing trip undertaken by Haag and others on behalf of Plunkett.

     5. Board Seat/Consulting Agreement. Plunkett and Greg shall use their best efforts to cause Jasmanian to be elected to Plunkett's Board of Directors for a period of three years or until such time that neither Haag or Jasmanian own either any warrants or equity in Plunkett, whichever occurs first. Plunkett further agrees to enter into a one year consulting agreement with Jasmanian to provide up to 20 hours of consulting services per month in consideration of the issuance of 200,000 three-year warrants exercisable at $0.10 per share in the form of the Warrant Agreement.

     6. Plunkett Indemnification. Plunkett and Greg shall indemnify, defend and protect Haag and Jasmanian and shall hold Haag and Jasmanian harmless from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that Haag or Jasmanian may incur or suffer, which arise from or relate to any liability to any person or entity relating to or resulting from any misrepresentation or omission by Plunkett to Haag or Jasmanian or any investor related to, in connection with or arising out of directly or indirectly Plunkett; provided, however, that Plunkett shall not be obligated to indemnify Haag or Jasmanian to the extent such liability results from a material misrepresentation made by Haag or Jasmanian, as the case may be, to an investor concerning Plunkett.

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     7.   Miscellaneous.

          a. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          b. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between and among the parties with regard to the subjects hereof and thereof.

          c. Notices. All notices, requests, demands, instructions or other communications required or permitted to be given under this Agreement shall be in writing and (i) shall be deemed to have been duly given upon delivery, if delivered personally or by one-day courier, or by facsimile transmission where receipt is acknowledged by the receiving machine or if given by prepaid telegram, or (ii) if mailed first-class, postage prepaid, registered or certified mail, return receipt requested, shall be deemed to have been delivered three (3) business days after deposit in the United States mails, to the applicable party's address set forth on the signature page. Either party hereto may change the address to which such communications are to be directed by given written notice to the other parties hereto of such change in the manner provided above.

          d. Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

          e. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          f. Attorneys' Fees, Costs. In the event a party breaches this Agreement, the prevailing party shall pay all costs and attorney's fees incurred by any other party in connection with such breach, whether or not any litigation is commenced.

          g. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

RANDY HAAG                              GREG PLUNKETT, INC.
359 Jacaranda Dr.                       600 California, Suite 1300
Danville, CA  94506                     San Francisco, CA 94108
-----------------------                 ----------------------------
(Address)                               (Address)



/s/ RANDY HAAG                          By  /s/ GREG PLUNKETT
-----------------------                     ------------------------
(Signature)                                 (Signature)

                                            Greg Plunkett, President
                                            ------------------------
                                            (Print Name & Title)



GREG PLUNNETT, INC.                    STEVE JASMANIAN
600 California, Suite 1300             2570 Chestnut St.
San Francisco, CA 94108                San Francisco, CA 94123
----------------------------           -----------------------------
(Address)                              (Address)




/s/ GREG PLUNKETT                      /s/ G. STEPHEN JASMANIAN
---------------------------            ----------------------------
(Signature)                            (Signature)